Proxy

                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                    The undersigned hereby appoints George D. Dalton, Leslie M. Muma and Charles W. Sprague as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of FIserv, Inc. (the "Corporation") held of record by the undersigned on February 12, 1996, at the Annual Meeting of Shareholders to be held on March 21, 1996, or any adjournment thereof.


1. ELECTION OF THREE DIRECTORS TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 1999:

   FOR all nominees and their term listed below    WITHHOLD AUTHORITY to vote
                                                   for all nominees listed below
   (except as written to the contrary on the line provided)

   For a term expiring in 1999: L.M. Muma, G.J. Levy, D.F. Dillon

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   (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided above.)

2. PROPOSAL TO APPROVE THE REAPPOINTMENT OF Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Corporation and subsidiaries for 1996:
     FOR      AGAINST    ABSTAIN

3. PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES of the Company's Common Stock from 75,000,000 to 150,000,000:
     FOR    AGAINST    ABSTAIN

4. PROPOSAL TO CHANGE THE NAME OF THE COMPANY from FIserv, Inc. to Fiserv, Inc.:
     FOR    AGAINST    ABSTAIN

5. PROPOSAL TO AMEND and restate the FIserv, Inc. Non-Qualified Stock Option, among other things, to (i) increase the number of shares of Common Stock issuable under the Plan by 4,000,000; and (ii) to provide for the issuance of incentive stock options under the Plan:
     FOR    AGAINST    ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, and 5.

PLEASE SIGN exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:__________________, 1996
                                                       -------------------------
      PLEASE CHECK LOWER BOX IF APPROPRIATE            Signature

      YES, I WILL ATTEND THE ANNUAL                    -------------------------
      MEETING ON MARCH 21, 1996                        Signature if held jointly

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY